UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 3, 2012

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month the Chief Executive Officer of the Bank issues a 'Report from the President' (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of June 2012 issued on July 3, 2012 appears below.

July 3, 2012

TO: All Stockholders
(Addressed Individually)

SUBJECT: Report from the President

At the Bank

Changes, Challenges, and Proven Support

A recent item in The Kiplinger Letter highlighted a big challenge facing automakers: convincing young buyers that cars still matter. According to the article, "a quarter of driving-age folks under 35 don’t even have a license."

Those of us who will spend this week stuck in July 4th traffic may laugh at this, but there is substantial evidence that younger consumers are driving fewer miles, moving to cities and relying on mass transit. Last week, the Census Bureau released data that showed that, from 2010 to 2011, cities grew at faster rate than suburbs. Metro areas with at least one million residents grew by 1.1% over this period, as compared to an increase of 0.9% for suburbs. When compared side-by-side, the numbers do not seem that far apart. But considering how suburbs expanded at triple the rate of cities over the last decade, it represents a significant shift for our nation.

Our economy, which continues to struggle, and weak job growth, which limits opportunities previously found outside city centers, are the leading causes of this urban expansion. But the housing market and new opinions on homeownership certainly factor into this shift, too. The community lender is now faced with a challenge similar to that confronting automakers: convincing young consumers that the home still matters.

The community banker knows that the home still matters, not as the quick investment opportunity that many saw it as in the run-up to the recession, but as a stable foundation from which to build a life. And as a commissioner on the Bipartisan Policy Center’s Housing Commission, I have had the opportunity to work alongside many housing experts and policymakers who share my belief in the importance of homeownership. But in recent weeks, as I have spent more time in Washington discussing these issues, it has become abundantly clear that a fundamental change in how our housing finance system operates is happening. Of course, change, in itself, is not a strategy. At the Home Loan Bank, our challenge is responding to this change and determining where our members want us to be for you as you, too, respond to these changes.

Over the past 80 years, our economy has been faced with daunting challenges and significant change. But the Home Loan Banks have risen to meet every challenge and adapted to each change, and, eight decades after our inception, remain key support beams for our nation’s lending framework. I have every belief that, regardless of what the future holds for our nation’s economy, the community lender will remain a vital part of responsible housing finance, and your Home Loan Bank will be there to offer our consistent and proven support every step of the way.

I am sure that as you read this, you are thinking about the changes you have already seen in your business, as well as those you anticipate on the horizon. Throughout the year, the Home Loan Bank will conduct a series of outreach efforts to promote a better awareness and understanding of these changes. But remember, you can provide feedback anytime through email, letter or conversation with your calling officer. All of us at the Home Loan Bank, from each member of the staff to every Director on our Board, are interested in hearing your opinion about the changes you see in your marketplace, both now and in the future.

Advances Average $65.1 Billion in May 2012

Advances are the main tool Home Loan Banks use to support our members. And in May, our members had $65 billion in advances put to work in their communities. As long as markets remain open, and a member has pledged sufficient qualifying collateral and is willing to purchase the requisite amount of capital stock, the Home Loan Bank will always continue to lend to our members to help you meet your community’s needs. But as you know better than anyone, a community’s needs are always changing. And, as you also know, the Home Loan Bank offers many services to our members to help you respond to these needs. Our Community Investment Programs can be used to help drive job growth and economic development at the local level. Our Affordable Housing Program helps our members respond to those in their communities who need the most help. Our AAA-rated Letters of Credit can be used by members to collateralize a wide range of items, including municipal deposits. And our Mortgage Partnership Finance® Program provides a competitive secondary market alternative for our membership. By taking advantage of any or all of these options, Home Loan Bank members are well-positioned to meet the challenges of a changing economic environment.

In Washington

Office of Inspector General Report

This past week, the Office of the Inspector General ("OIG") of the FHFA released a report which questioned the regulator’s oversight of Home Loan Bank unsecured credit risk management practices. As the OIG did not interview the New York Bank, I cannot speak to the veracity of the information attributed to the FHFA and other Home Loan Banks in the report. However, some of the characterizations in the subsequent media coverage, especially the underlying premise that the Home Loan Banks engaged in unsecured lending to foreign financial institutions to supplement declining advance balances, might be misleading.

The "unsecured lending" transactions referenced in the OIG report are actually "Fed Funds" transactions executed among domestic banks, domestic branches of foreign banks, and federal agencies; at the New York Bank, these transactions are usually done on an overnight basis. Typical of financial institutions, we participate in the Fed Funds market largely for liquidity purposes, as these excess funds enable us to renew advance maturities and pay off upcoming debt maturities in the event of a market disruption. This activity is not absolutely risk-free, nor is the alternative costless. Excess funds left in our reserve account at the Federal Reserve do not earn interest. As a result, we balance the various risks in line with the Bank’s low-risk appetite.

We have always been highly selective with regard to the financial institutions with which we engage in these overnight transactions. These institutions are under constant internal review, and if an institution does not meet our strict criteria, we have strategies and procedures in place to swiftly eliminate corresponding risk exposures. While we do engage in Fed Funds transactions with foreign banks located in the United States, we only deal with the strongest banking entities from governments with solid underlying economic fundamentals, and the domestic branches of foreign banks own a sizable portion of U.S. assets and are subject to Federal Reserve regulations. Accordingly, our activities with regards to Fed Funds transactions reflect our commitment to strong risk management across the Bank.

This week, we celebrate our nation’s birthday. Across the country, people will spend their holiday at a backyard barbecue with family; or in a pick-up softball game in the park with friends; or shoulder-to-shoulder with neighbors for a parade through town. However we choose to celebrate, in no small way, the local lender helps it happen. You are as vital a part of the community as our friends, families and neighbors. And as we move through another year of our country’s history, it is important that we make sure that the local lender remains part of our future.

I wish you all the best this holiday.

Sincerely,

Alfred A. DelliBovi
President and CEO

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

July 3, 2012	By:	/s/ Kevin M. Neylan

Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer